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                        Exhibit to Form 8 - K


                     S - K Reference Number (99)

              Press release announcing LNB Bancorp, Inc.
                   added to Russell 2000 index




































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FOR IMMEDIATE RELEASE

Contacts:

David L. Herzer
General Counsel
Wickens, Herzer, Panza, Cook and Batista
Tel: (440) 930-8000

LNB BANCORP, INC. ADDED TO RUSSELL 2000 INDEX

LORAIN, OHIO-July 10, 2003-LNB BANCORP, INC. (Nasdaq: LNBB), a performance-driven financial holding company, today confirmed that it was added as a member of the Russell 2000 Index on June 30, 2003, when Frank Russell Company reconstituted its family of U.S. indexes. Index membership went into effect July 1, 2003, for a period of one year.

Russell indexes are widely used by investment managers for index funds and as benchmarks for both passive and active strategies. About $220 billion is invested in index funds based on Russell's indexes and an additional $850 billion is benchmarked to them. Investment managers who oversee these funds purchase shares of member stocks according to that company's weighting in the particular index.

Membership in Russell's 21 U.S. equity indexes is determined by objective rules, such as market capitalization rankings. Annual reconstitution of the Russell indexes captures the 3,000 largest U.S. stocks as of the end of May, ranking them by total market capitalization to create the Russell 3000. The largest 1,000 companies in the ranking comprise the Russell 1000 while the remaining 2,000 companies become the widely used Russell 2000.

The inclusion of LNB Bancorp, Inc., in the Russell 2000 Index comes on the heels of a more than 50 percent increase in its split-adjusted share price over the 18 months ended June 30, 2003. On June 30, 2003, LNB Bancorp, Inc., had a market capitalization of $141 million. This compares with a range of $116.6 million to $1.2 billion for the Russell 2000. The capitalization of the median company - $351.8 million - decreased 11 percent from the same point last year.

President and Chief Executive Officer Gary C. Smith stated: "Reflecting the substantial increase in our stock price over the past several quarters, our market capitalization has grown sufficiently to warrant inclusion in the Russell 2000 index. This is further validation of our strategy to enhance shareholder value, which incorporates prudent planning and greater operating efficiency with continued focus on asset quality, capital management and revenue diversification. Despite a turbulent economic environment in 2002, LNB
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Bancorp achieved record revenues and earnings, delivering its 21st consecutive year of successful growth.

"We are gratified that our stock's performance has merited inclusion in this noteworthy index, which should serve to improve investor awareness and the liquidity of our common stock, further enhancing shareholder value," concluded Smith.

ABOUT LNB BANCORP, INC.
LNB Bancorp, Inc., is a $722-million financial holding company with two wholly owned subsidiaries: The Lorain National Bank and Charleston Insurance Agency, Inc., and a 49-percent-owned subsidiary, Charleston Title Agency, LLC. LNB Bancorp's primary subsidiary, The Lorain National Bank, provides a full spectrum of financial services, including full-service community banking, specializing in commercial, mortgage and personal banking services, and investment and trust services. Lorain National Bank also offers long-term, fixed-rate mortgages via the secondary mortgage market. Brokerage services including stocks, bonds, mutual funds, variable-annuity investments and variable-life insurance products are also offered at Lorain National Bank through Raymond James Financial Services, Inc. (member NASD/SIPC), a registered broker/dealer. North Coast Community Development Corporation, a wholly owned subsidiary of The Lorain National Bank, is a community development entity (CDE), formed and approved in 2002, that provides qualified community businesses with debt financing including commercial mortgage, construction, and commercial equipment loans aimed at stimulating economic growth and job creation in low- and moderate-income census tracts in Lorain County, Ohio. Charleston Insurance Agency, Inc., offers life insurance, long-term-care insurance and fixed-annuity products. Charleston Title Agency, LLC, offers traditional title services.

Lorain National Bank serves customers through 21 retail-banking centers and 27 ATMs in Ohio's Lorain, eastern Erie, and western Cuyahoga counties. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, including Forms 10-K, 10-Q and 8-K, please visit http://www.4lnb.com.

This press release contains forward-looking statements based on current expectations that are covered under the "safe-harbor" provision of the Securities Litigation Reform Act of 1995. Certain forward-looking statements, which involve inherent risks and uncertainties, are described in LNB Bancorp's filings with the Securities and Exchange Commission. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which LNB Bancorp, Inc., conducts its operations.